As filed with the Securities and Exchange Commission on                        , 2010

Registration No. 333-157599

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

UNITED ONLINE, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0575839
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

21301 Burbank Boulevard, Woodland Hills, California 91367

(Address of principal registered offices) (Zip Code)

UNITED ONLINE, INC. 2001 STOCK INCENTIVE PLAN
UNITED ONLINE, INC. 2001 SUPPLEMENTAL STOCK INCENTIVE PLAN

(Full title of the Plans)

MARK R. GOLDSTON

Chairman, President and Chief Executive Officer

United Online, Inc.

21301 Burbank Boulevard

Woodland Hills, California 91367

(Name and address of agent for service)

(818) 287-3000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer☒		Accelerated filer	☐

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

RE-ALLOCATION OF PREVIOUSLY REGISTERED SHARES

On February 27, 2009, United Online, Inc. (the “Registrant”) filed a Form S-8 Registration Statement, Registration No. 333-157599 (the “Registration Statement”), pursuant to which the Registrant registered (a) 1,950,000 shares of its Common Stock for issuance under the United Online, Inc. 2001 Stock Incentive Plan (the “2001 SIP”), and (b) 214,200 shares of its Common Stock for issuance under the United Online, Inc. 2001 Supplemental Stock Incentive Plan (the “2001 SSIP”).

The Registrant is hereby filing this Post-Effective Amendment to the Registration Statement in order to reduce the number of shares of its Common Stock previously registered under such Registration Statement by 1,976,853 shares in the aggregate.  Of such amount, 1,923,145 shares previously registered for issuance under the 2001 SIP and 53,708 shares previously registered for issuance under the 2001 SSIP are to be re-allocated to the authorized share reserve under the Registrant’s 2010 Incentive Compensation Plan (the “2010 Plan”).

The Registrant shall re-register those 1,976,853 shares for issuance under the 2010 Plan on a new Form S-8 registration statement to be filed for such plan with the Securities and Exchange Commission concurrently with the filing of this Post-Effective Amendment.

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SIGNATURES

The Registrant has duly caused this Post-Effective Amendment to Registration Statement No. 333-157599 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on August 6, 2010.

UNITED ONLINE, INC.

By:	/s/ Mark R. Goldston

Mark R. Goldston
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to Registration Statement No. 333-157599 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Scott H. Ray	Executive Vice President and Chief Financial Officer	August 6, 2010
Scott H. Ray	(Principal Financial Officer)

/s/ Neil P. Edwards	Senior Vice President, Finance, Treasurer and	August 6, 2010
Neil P. Edwards	Chief Accounting Officer
(Principal Accounting Officer)

/s/ James T. Armstrong	Director	August 6, 2010
James T. Armstrong

/s/ Robert Berglass	Director	August 6, 2010
Robert Berglass

/s/ Kenneth L. Coleman	Director	August 6, 2010
Kenneth L. Coleman

/s/ Dennis Holt	Director	August 6, 2010
Dennis Holt

/s/ Howard G. Phanstiel	Director	August 6, 2010
Howard G. Phanstiel

/s/ Carol A. Scott	Director	August 6, 2010
Carol A. Scott

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